Exhibit 5.1

701 Fifth Avenue, Suite 4700 | Seattle, WA 98104 | T 206.505.4000 | F 206.505.4099

Holland & Knight LLP | www.hklaw.com

July 25, 2025

Omeros Corporation

The Omeros Building

201 Elliott Avenue West

Seattle, Washington 98119

Ladies and Gentlemen:

We have acted as counsel to Omeros Corporation, a Washington corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act by the Company of 5,365,853 shares of its common stock, par value $0.01 per share (the “Shares”), issuable under the Securities Purchase Agreement, dated as of July 24, 2025 (the “Securities Purchase Agreement”). This opinion is being issued pursuant to the requirements of the Securities Act and per the Company’s request. Unless otherwise defined herein, capitalized terms used herein have the respective meanings provided in the Securities Purchase Agreement.

In so acting, we have examined original counterparts or copies of original counterparts of the following documents:

(i)            The Securities Purchase Agreement.

(ii)           The Company’s Registration Statement on Form S-3 (File No. 333-268269) with respect to the Shares, filed with the United States Securities and Exchange Commission (the “Commission”) on November 9, 2022 (the “Registration Statement”), under the Securities Act of 1933 (the “Securities Act”).

(iii)          The notice of the Registration Statement’s effectiveness, dated November 17, 2022 (the “Notice of Effectiveness”), posted on the website of the Commission.

(iv)          The prospectus, consisting of the Base Prospectus, as supplemented by a prospectus supplement, dated July 24, 2025, relating to the offering of the Shares, filed with the Commission on July 25, 2025 pursuant to Rule 424(b) under the Securities Act (the “Prospectus” and the date of such Prospectus being the date of such prospectus supplement).

(v)           The Company’s articles of incorporation.

(vi)          The Company’s bylaws.

Atlanta | Austin | Birmingham | Boston | Century City | Charlotte | Chattanooga | Chicago | Dallas | Denver | Fort Lauderdale
Houston | Jacksonville | Los Angeles | Miami | Nashville | Newport Beach | New York | Orlando | Philadelphia | Portland
Richmond | San Francisco | Seattle | Stamford | Tallahassee | Tampa | Tysons | Washington, D.C. | West Palm Beach

Omeros Corporation

July 25, 2025

(vii)         Resolutions of the board of directors of the Company in connection with the Registration Statement.

We have also examined originals or copies of such records of the Company, certificates and web sites of public officials and of officers or other representatives of the Company and agreements and other documents, and made such other investigations, as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions set forth herein, we have assumed:

(i)            The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

(ii)           The authenticity of the originals of the documents submitted to us.

(iii)          The conformity to authentic originals of any documents submitted to us as copies.

(iv)          As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

(v)           That the offer and sale of Shares under the Securities Purchase Agreement complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Securities Purchase Agreement.

We have not independently established the validity of the foregoing assumptions.

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for in the manner described in the Securities Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the laws, rules and regulations of the State of Washington, including all reported judicial decisions interpreting such laws, and we do not express any opinion herein concerning any other laws.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely in connection with the Securities Purchase Agreement and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

Omeros Corporation

July 25, 2025

We consent to the reference to this firm in the Registration Statement under the caption “Legal Matters” as the attorneys who will pass upon the legal validity of the Shares and to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on the date hereof relating to the offering of the Shares. Our consent, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act.

Respectfully submitted,

/s/ HOLLAND & KNIGHT LLP